Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references to: (a) “Rover Group, Inc.” or “New Rover” refers to Caravel and its consolidated subsidiaries after giving effect to the Merger, (b) “Legacy Rover” refers to A Place for Rover, Inc., a Delaware corporation, prior to the Closing and (c) “Caravel” refers to Nebula Caravel Acquisition Corp., a Delaware corporation, prior to the Closing. Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2021 and, if not defined in the Form 8-K, capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the proxy statement/prospectus filed by Caravel with the SEC on July 9, 2021 (the “Proxy Statement”).

Rover Group, Inc. is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Caravel and Legacy Rover, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed balance sheet of Caravel with the historical unaudited condensed consolidated balance sheet of Legacy Rover on a pro forma basis as if the Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statement of operations of Caravel for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Legacy Rover for the six months ended June 30, 2021, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Caravel for the period from September 18, 2020 (inception) through December 31, 2020, as restated, with the historical audited consolidated statement of operations of Legacy Rover for the year ended December 31, 2020, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020. In addition, the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the repayment of Legacy Rover’s PPP Loan and Subordinated Credit Facility which occurred in connection with the Merger.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the (a) historical audited financial statements of Caravel as of December 31, 2020 and for the period from September 18, 2020 (inception) through December 31, 2020, as restated, included in Caravel’s amended Annual Report on Form 10-K filed with the SEC on May 7, 2021 and incorporated by reference and (b) historical unaudited condensed financial statements of Caravel as of and for the six months ended June 30, 2021 included in Rover Group, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021 and incorporated by reference;

•

the (a) historical audited consolidated financial statements of Legacy Rover as of and for the year ended December 31, 2020 included in the Proxy Statement beginning on page F-2 and (b) historical unaudited condensed consolidated financial statements of Legacy Rover as of and for the six months ended June 30, 2021 included as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A and are incorporated herein by reference.

•

other information relating to Caravel and Legacy Rover included in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth under the section titled “Proposal No. 1—The Business Combination Agreement” beginning on page 112 of the Proxy Statement and incorporated herein by reference.

The unaudited pro forma condensed combined financial information should also be read together with “Caravel Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 254 of the Proxy Statement, “Rover Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 207 of the Proxy Statement, “Rover Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K/A filing and other financial information included in the Proxy Statement and incorporated herein by reference.

Description of the Merger

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Rover, with Legacy Rover surviving the Merger. Legacy Rover became a wholly-owned subsidiary of Caravel and Caravel was renamed “Rover Group, Inc.” (hereafter referred to as New Rover). Upon the consummation of the Merger, each share of Legacy Rover common stock and Legacy Rover preferred stock converted into shares of New Rover Class A Common Stock and a contingent non-assignable right to receive additional shares of New Rover Class A Common Stock. Each share of Legacy Rover common stock and Legacy Rover preferred stock received a deemed value of $10.379 per share after giving effect to the exchange ratio of 1.0379 based on the terms of the Business Combination Agreement. Upon the consummation of the Merger, no cash consideration was paid out to Legacy Rover stockholders as there was insufficient cash after Caravel common stockholders exercised their right to redeem shares for cash. Upon the consummation of the Merger, all outstanding Legacy Rover Warrants were net exercised. Accordingly, 124,477,819 shares of New Rover Class A Common Stock were issued and outstanding, and 20,412,603 shares were reserved for the potential future issuance of New Rover Class A Common Stock upon the exercise of New Rover stock options. The Merger resulted in the following transactions as contemplated by the Business Combination Agreement:

•

the conversion of all outstanding shares of Legacy Rover redeemable convertible preferred stock into shares of Legacy Rover common stock at the then-effective conversion rate as calculated pursuant to Legacy Rover’s certificate of incorporation;

•

the cancellation of each issued and outstanding share of Legacy Rover common stock (including shares of Legacy Rover common stock resulting from the conversion of Legacy Rover redeemable convertible preferred stock) and the conversion into a number of shares of New Rover Common Stock equal to the exchange ratio of 1.0379; and

•

the conversion of all outstanding vested and unvested Legacy Rover Options into New Rover Options exercisable for shares of New Rover Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the exchange ratio of 1.2006 for Legacy Rover Options.

Other Related Events in Connection with the Merger

Other events that took place in connection with the Merger are summarized below:

•	Issuance and sale of 5,000,000 New Rover Class A Common Stock at a purchase price of $10.00 per share pursuant to the PIPE Investment.

•

Issuance and sale of 8,000,000 New Rover Class A Common Stock at a purchase price of $10.00 per share pursuant to the Sponsor Backstop Subscription Agreement and the issuance and sale of 1,000,000 New Rover Class A Common Stock at a purchase price of $10.00 per share pursuant to an assignment and assumption agreement entered into between Broad Bay, TWC Funds, and Caravel on July 26, 2021 (the “Assignment Agreement”).

•

Immediately before the Merger, the Legacy Rover chief executive officer (the “CEO”) net exercised 1.8 million outstanding Legacy Rover Options. 0.7 million shares were withheld to cover the tax withholding and remittance obligations of Legacy Rover of $6.8 million. The net exercise of outstanding Legacy Rover Options by the CEO was contingent on the Merger closing.

•

Repayment of $8.2 million and $30.2 million in principal and accrued interest to settle amounts outstanding under Legacy Rover’s PPP Loan and Subordinated Credit Facility, respectively, following the Closing.

•	Payment of direct and incremental transaction fees of $35.2 million for underwriting/banking, legal, accounting and other fees.

Earnout Shares

Legacy Rover stockholders (including Legacy Rover Option holders) are entitled to receive up to an additional 22,500,000 shares of New Rover Class A Common Stock. The 22,500,000 shares are comprised of 19,734,183 shares to be issued to the Legacy Rover common stockholders (“Earnout Shares”) that are released upon certain triggering events and 2,765,817 shares (“Additional Earnout Shares”) that are included in the option exchange ratio and are not subject to triggering events after the closing of the Merger. The triggering events that will result in the issuance of the Earnout Shares during the Earnout Period are the following:

•

8,770,748 shares will be earned if the volume weighted average price of New Rover Class A Common Stock is greater than or equal to $12.00 over any twenty trading days within any thirty trading day period during the Earnout Period.

•

8,770,748 shares will be earned if the volume weighted average price of New Rover Class A Common Stock is greater than or equal to $14.00 over any twenty trading days within any thirty trading day period during the Earnout Period.

•

2,192,687 shares will be earned if the volume weighted average price of New Rover Class A Common Stock is greater than or equal to $16.00 over any twenty trading days within any thirty trading day period during the Earnout Period.

•

If, during the Earnout Period, there is a change of control transaction, then all remaining triggering events that have not previously occurred shall be deemed to have occurred and a total of 19,734,183 shares will be issued to Legacy Rover equity holders to participate in the change of control transaction.

Founder Shares held by Sponsor

During September 2020, the Sponsor subscribed to purchase 7,906,250 shares of Caravel Class B Common Stock for an aggregate price of $25,000. 718,750 shares of Caravel Class B Common Stock were cancelled during November 2020 and 312,500 were cancelled during December 2020 due to the Caravel IPO underwriters partially exercising the over-allotment option, resulting in an aggregate of 6,875,000 Founder Shares outstanding prior to the closing of the Merger. As a result of the Merger, the Founder Shares were modified and 3,437,500 Founder Shares vested as part of the Sponsor Backstop Subscription Agreement and 975,873 Founder Shares were forfeited. The remaining unvested Founder Shares of 2,461,627 will remain restricted until vesting upon the occurrence of certain triggering events through the Earnout Period. The remaining unvested Founder Shares will vest based on the following events:

•

984,651 shares will vest if the volume weighted average price of New Rover Class A Common Stock is greater than or equal to $12.00 over any twenty trading days within any thirty trading day period during the Earnout Period.

•

984,651 shares will vest if the volume weighted average price of New Rover Class A Common Stock is greater than or equal to $14.00 over any twenty trading days within any thirty trading day period during the Earnout Period.

•

492,325 shares will vest if the volume weighted average price of New Rover Class A Common Stock is greater than or equal to $16.00 over any twenty trading days within any thirty trading day period during the Earnout Period.

•

If during the Earnout Period, there is a change of control transaction, then immediately prior to the consummation of the change of control transaction the following will occur: (i) any triggering event that has not previously occurred shall be deemed to have occurred and (ii) all unvested Founder Shares will vest and be eligible to participate in the change of control transaction.

Expected Accounting Treatment for the Merger

The Merger will be accounted for as a reverse recapitalization under GAAP because Legacy Rover has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, Caravel will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Rover will become the historical financial statements of New Rover, and Caravel’s assets, liabilities and results of operations will be consolidated with Legacy Rover’s beginning on the acquisition date. For accounting purposes, the financial statements of New Rover will represent a continuation of the financial statements of Legacy Rover with the Merger being treated as the equivalent of Legacy Rover issuing stock for the net assets of Caravel, accompanied by a recapitalization. The net assets of Caravel will be stated at historical costs and no goodwill or other intangible assets will be recorded. Operations prior to the Merger will be presented as those of Legacy Rover in future reports of New Rover.

Legacy Rover was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Rover stockholders comprising a relative majority of the voting power of New Rover;
•	Legacy Rover will have the ability to nominate a majority of the members of the board of directors of New Rover;
•	Legacy Rover’s operations prior to the acquisition comprising the only ongoing operations of New Rover;
•	Legacy Rover’s senior management comprising a majority of the senior management of New Rover; and
•	New Rover substantially assuming the Legacy Rover name.

Legacy Rover is in process of assessing the accounting related to the Merger and the treatment related to the Earnout Shares and Founder Shares. Legacy Rover is assessing whether the Earnout Shares and Founder Shares should be accounted for as liability classified equity instruments that are earned upon achieving the triggering events, which include events that are not indexed to the common stock of New Rover, and if the arrangements should be recorded as long term. If the Earnout Shares and Founder Shares are accounted for as a liability, then the liability will be recognized at fair value upon the Merger closing and remeasured in future reporting periods through the statement of operations. The Earnout Shares and Founder Shares have been treated as a liability in the unaudited pro forma condensed combined financial statements and the preliminary fair values have been determined using the most reliable information available.

Legacy Rover is in process of assessing the accounting related to the Merger and the treatment related to the Public Warrants and Private Placement Warrants. Legacy Rover is assessing whether the Public Warrants and Private Placement Warrants should be accounted for as equity or liability classified equity instruments after the closing of the Merger. The Public Warrants and Private Placement Warrants have continued to be treated as liability classified in the unaudited pro forma condensed combined financial statements.

Legacy Rover is in process of assessing the accounting related to the allocation of direct and incremental transaction costs between Caravel Common Stock, Public Warrants, Private Placement Warrants, and Earnout Shares. The transaction costs have been recorded within equity in the unaudited pro forma condensed combined financial statements. If direct and incremental transaction costs are allocated to liability classified equity instruments, then expense allocated to the liability classified equity instruments will be recognized upon the Merger closing.

Legacy Rover is in process of assessing the accounting related to the New Rover Options and whether the incremental 0.1645 exchange ratio (as compared to the exchange ratio to the New Rover Common stock) provided to Legacy Rover Option holders should be accounted for as a modification under ASC 718, Stock-Based Compensation. The unaudited pro forma condensed combined financial statements do not reflect any incremental expense related to the New Rover Options.

The final accounting related to the Merger, including the Earnout Shares, Founder Shares, Public Warrants, Private Placement Warrants, transaction costs, and stock option modifications will be finalized by New Rover and reported on in the first reporting period following the consummation of the Merger.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects the adoption of Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Rover upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The proceeds remaining after the payment of Caravel underwriter fees and payment of transaction costs related to the Merger are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Rover following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Caravel and Legacy Rover have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein reflects Caravel stockholders’ approval of the Merger on July 28, 2021, and that Caravel public stockholders holding 14,677,808 shares elected to redeem their shares prior to the Closing.

The following summarizes the New Rover Common Stock issued and outstanding immediately after the Merger:

	Shares	%
Former Caravel stockholders (6)	12,822,192	8.2
Sponsor and related parties (1)(2)(7)	13,899,127	8.8
Former Legacy Rover stockholders (3)(4)	124,477,819	79.2
Third party investors in PIPE Investment and Assignment Agreement (5)	6,000,000	3.8
Total shares of New Rover Common Stock outstanding at closing of the Merger	157,199,138	100.0

(1)	Amount includes 8,000,000 shares of New Rover Common Stock the Sponsor purchased as part of the Sponsor Backstop Subscription Agreement for $80.0 million.

(2)

The Sponsor and related parties hold 2,461,627 Founder Shares that vest upon certain triggering events and are included in the outstanding total shares at the Merger closing. Upon the Merger closing, 3,437,500 Founder Shares vested and 975,873 Founder Shares were forfeited.

(3)	Amount excludes Legacy Rover Options converted to equivalent New Rover Options that are exercisable for 20,412,603 shares of New Rover Common Stock.

(4)

Following the closing of the Merger, the eligible Legacy Rover stockholders (including holders of Legacy Rover common stock and Legacy Rover preferred stock) have the right to receive up to 19,734,183 Earnout Shares in tranches upon the occurrence of the triggering events during the Earnout Period. Because the Earnout Shares are contingently issuable based upon the triggering events that have not yet been achieved, the New Rover Common Stock issued and outstanding immediately after the Merger excludes the 19,734,183 Earnout Shares.

(5)

Amount includes 5,000,000 shares of New Rover Common Stock subscribed for by PIPE Investors and 1,000,000 shares of New Rover Common Stock purchased as part of the Assignment Agreement for $10.0 million.

(6)

Amount excludes 5,500,000 outstanding Public Warrants issued in connection with the Caravel IPO as such securities are not exercisable until the later of (i) the date that is thirty (30) days after the first date on which the Company completes a merger, share exchange, asset acquisitions, share purchase, reorganization or similar transaction, involving the Company and one or more businesses and (ii) the date that is twelve (12) months from the date of the closing of the Caravel IPO.

(7)

Amount excludes 2,574,164 Private Placement Warrants held by the Sponsor. Prior to the Merger closing, there were 5,166,667 Private Placement Warrants issued and outstanding and 2,592,503 were forfeited upon the Merger closing.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are based on the historical financial statements of Caravel and Legacy Rover. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands)

	June 30, 2021		Transaction
	Caravel (Historical)	Legacy Rover (Historical)	Accounting Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$31	$103,386	275,034	A	$299,404
			50,000	B
			(9,625)	C
			(24,235)	D
			(146,778)	F
			90,000	G
			(38,409)	O
Accounts receivable, net	—	12,187	—		12,187
Prepaid expenses and other current assets	571	2,782	—		3,353
Total current assets	602	118,355	195,987		314,944
Investments held in trust account	275,034	—	(275,034)	A	—
Property and equipment, net	—	22,914	—		22,914
Operating lease right-of-use assets	—	21,876	—		21,876
Intangible assets, net	—	6,162	—		6,162
Goodwill	—	33,159	—		33,159
Deferred tax asset, net	—	1,574	—		1,574
Other noncurrent assets	—	4,955	(4,782)	D	173
Total assets	$275,636	$208,995	(83,829)		$400,802
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$47	$2,813	—		$2,860
Accrued compensation and related expenses	—	4,381	6,757	P	11,138
Accrued expenses and other current liabilities	3,612	5,545	(3,430)	D	5,441
			(286)	O
Deferred revenue	—	8,167	—		8,167
Pet parent deposits	—	33,838	—		33,838
Pet service provider liabilities	—	8,680	—		8,680
Debt, current portion	—	7,746	(7,746)	O	—
Operating lease liabilities, current portion	—	2,303	—		2,303
Total current liabilities	3,659	73,473	(4,705)		72,427
Debt, net of current portion	—	29,969	(29,969)	O	—
Operating lease liabilities, net of current portion	—	26,193	—		26,193
Earnout liabilities	—	—	202,889	H	228,081
			25,192	J
Other noncurrent liabilities	—	783	—		783
Deferred underwriting commissions in connection with the initial public offering	9,625	—	(9,625)	C	—
Derivative warrant liabilities	30,885	—	(5,646)	N	25,239
Total liabilities	44,169	130,418	178,136		352,723
Redeemable convertible preferred stock	—	290,427	(290,427)	L	—
Caravel Class A Common Stock subject to redemption	226,467	—	(226,467)	E	—
Stockholders' equity (deficit):
Legacy Rover common stock	—	—	—		—
Caravel preferred stock	—	—	—		—
New Rover Class A Common Stock	—	—	1	B	15
			2	E
			(1)	F
			1	G
			9	L
			3	M
Caravel Class A Common Stock	—	—	—		—
Caravel Class B Common Stock	1	—	(1)	I	—
Additional paid-in capital	25,316	57,542	49,999	B	317,864
			(25,587)	D
			226,465	E
			(146,777)	F
			89,999	G
			(202,889)	H
			(37,777)	I
			37,778	I
			(25,192)	J
			(20,317)	K
			290,418	L
			(3)	M
			(6,757)	P
			5,646	N
Accumulated other comprehensive income	—	282	—		282
Accumulated deficit	(20,317)	(269,674)	20,317	K	(270,082)
			(408)	O
Total stockholders’ equity (deficit)	5,000	(211,850)	254,929		48,079
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$275,636	$208,995	(83,829)		$400,802

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except per share data)

	As Restated
	For the period from September 18, 2020 (inception)	For the year ended
	through December 31, 2020 Caravel (Historical)	December 31, 2020 Legacy Rover (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenue	$—	$48,800	$—		$48,800
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	—	19,823	—		19,823
Operations and support	—	12,371	—		12,371
Marketing	—	16,332	—		16,332
Product development	—	22,567	—		22,567
General and administrative	114	21,813	—		21,927
Depreciation and amortization	—	8,899	—		8,899
Total costs and expenses	114	101,805	—		101,919
Loss from operations	(114)	(53,005)	—		(53,119)
Other income (expense), net:
Interest income	—	488	—		488
Interest expense	—	(3,154)	2,203	R	(951)
Loss from impairment of DogHero investment	—	(2,080)	—		(2,080)
Other income (expense), net	—	172	—		172
Financing cost- derivative warrant liabilities	(476)	—	—		(476)
Change in fair value of derivative warrant liabilities	(1,122)	—	260	Q	(862)
Total other income (expense), net	(1,598)	(4,574)	2,463		(3,709)
Loss before income taxes	(1,712)	(57,579)	2,463		(56,828)
Income tax benefit	—	94	—		94
Net loss	$(1,712)	$(57,485)	$2,463		$(56,734)
Weighted average shares outstanding of New Rover Class A Common Stock - basic and diluted				S	150,968
Basic and diluted net loss per share - New Rover Class A Common Stock					$(0.38)
Weighted average shares outstanding of Legacy Rover common stock - basic and diluted		28,804
Basic and diluted net loss per share - Legacy Rover		$(2.00)
Weighted average shares outstanding of Caravel Class A Common Stock - basic and diluted	27,500
Basic and diluted net loss per share - Caravel Class A Common Stock	$(0.00)
Weighted average shares outstanding of Caravel Class B Common Stock - basic and diluted	6,375
Basic and diluted net loss per share - Caravel Class B Common Stock	$(0.27)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

(in thousands, except per share data)

	For the six months	For the six months ended
	ended June 30, 2021 Caravel (Historical)	June 30, 2021 Legacy Rover (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenue	$—	$36,678	$—		$36,678
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	—	10,459	—		10,459
Operations and support	—	5,715	—		5,715
Marketing	—	7,128	—		7,128
Product development	—	9,554	—		9,554
General and administrative	4,658	12,368	—		17,026
Depreciation and amortization	—	3,699	—		3,699
Total costs and expenses	4,658	48,923	—		53,581
Loss from operations	(4,658)	(12,245)	—		(16,903)
Other income (expense), net:
Interest income	—	8	—		8
Interest expense	—	(1,400)	1,400	V	—
Other expense, net	—	(77)	—		(77)
Interest earned on investments held in Trust Account	34	—	(34)	U	—
Change in fair value of derivative warrant liabilities	(13,980)	—	4,200	T	(9,780)
Total other income (expense), net	(13,946)	(1,469)	5,566		(9,849)
Loss before income taxes	(18,604)	(13,714)	5,566		(26,752)
Income tax expense	—	317	—		317
Net loss	$(18,604)	$(13,397)	$5,566		$(26,435)
Weighted average shares outstanding of New Rover Class A Common Stock - basic and diluted				W	152,041
Basic and diluted net loss per share - New Rover Class A Common Stock					$(0.17)
Weighted average shares outstanding of Legacy Rover common stock - basic and diluted		29,837
Basic and diluted net loss per share - Legacy Rover		$(0.45)
Weighted average shares outstanding of Caravel Class A Common Stock - basic and diluted	27,500
Basic and diluted net loss per share - Caravel Class A Common Stock	$—
Weighted average shares outstanding of Caravel Class B Common Stock - basic and diluted	6,875
Basic and diluted net loss per share - Caravel Class B Common Stock	$(2.71)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Caravel will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Rover will represent a continuation of the financial statements of Legacy Rover with the Merger treated as the equivalent of Legacy Rover issuing stock for the net assets of Caravel, accompanied by a recapitalization. The net assets of Caravel will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented as those of Legacy Rover in future reports of New Rover.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed balance sheet for Caravel as of June 30, 2021 with the historical unaudited condensed consolidated balance sheet of Legacy Rover as of June 30, 2021, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statement of operations of Caravel for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Legacy Rover for the six months ended June 30, 2021, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Caravel for the period from September 18, 2020 (inception) through December 31, 2020, as restated, with the historical audited consolidated statement of operations of Legacy Rover for the year ended December 31, 2020, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020. In addition, the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the repayment of Legacy Rover’s PPP Loan and Subordinated Credit Facility which occurred in connection with the Merger.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the (a) historical audited financial statements of Caravel as of December 31, 2020 and for the period from September 18, 2020 (inception) through December 31, 2020, as restated, included in Caravel’s amended Annual Report on Form 10-K filed with the SEC on May 7, 2021 and incorporated by reference and (b) historical unaudited condensed financial statements of Caravel as of and for the six months ended June 30, 2021 included in Rover Group, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021 and incorporated by reference;

•

the (a) historical audited consolidated financial statements of Legacy Rover as of and for the year ended December 31, 2020 included in the Proxy Statement beginning on page F-2 and (b) historical unaudited condensed consolidated financial statements of Legacy Rover as of and for the six months ended June 30, 2021 included as Exhibit 99.1 to this Amendment No.1 to Current Report on Form 8-K/A and are incorporated herein by reference.

•

other information relating to Caravel and Legacy Rover included in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth under the section titled “Proposal No. 1—The Business Combination Agreement” beginning on page 112 of the Proxy Statement and incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Amendment No. 1 to Current Report on Form 8-K/A. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Rover’s additional paid-in capital and are assumed to be cash settled.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)

Reflects the liquidation and reclassification of $275.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by New Rover following the Merger, prior to redemptions. See adjustment note (F) for actual redemptions in connection with the Merger closing.

(B)

Reflects the gross proceeds of $50.0 million from the issuance and sale of 5,000,000 shares of New Rover Class A Common Stock at $10.00 per share pursuant to the PIPE Investment entered into with PIPE Investors.

(C)	Reflects the cash payment of $9.6 million of deferred underwriters’ fees incurred during the Caravel IPO due upon completion of the Merger.
(D)

Represents the preliminary estimated direct and incremental transaction costs incurred by Caravel and Legacy Rover related to the Merger of approximately $25.6 million for underwriting/banking, legal, accounting and other fees reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Rover’s additional paid-in capital and are assumed to be cash settled. As of June 30, 2021, Legacy Rover had deferred transaction costs incurred of $4.8 million, of which $3.4 million was unpaid.

(E)	Reflects the reclassification of Caravel Class A Common Stock subject to possible redemption to permanent equity immediately prior to the Merger closing.
(F)

Represents the cash disbursed to redeem 14,677,808 shares of Caravel common stock for $146.8 million allocated to New Rover Class A Common Stock and additional paid-in capital using par value of $0.0001 per share at a redemption price of $10.00 per share.

(G)

Reflects the issuance of 8,000,000 shares of New Rover Class A Common Stock at $10.00 per share for proceeds of $80.0 million pursuant to the Sponsor Backstop Subscription Agreement and the issuance of 1,000,000 shares of New Rover Class A Common Stock at $10.00 per share for proceeds of $10.0 million pursuant to the Assignment Agreement.

(H)

Reflects the preliminary estimated fair value of the Earnout Shares contingently issuable to the Legacy Rover equity holders as of the Merger closing. The preliminary estimated fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Merger closing. Refer to Note 4 for more information.

(I)

Reflects the vesting of 3,437,500 Founder Shares upon the Merger closing and forfeiture of 975,873 Founder Shares as of the Merger closing. The fair value of the New Rover Class A Common Stock is $10.99 per share as of the Merger closing.

(J)

Reflect the preliminary estimated fair value of the Founder Shares contingently recallable from the Sponsor as of the Merger closing. The preliminary estimated fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Merger closing. Refer to Note 4 for more information.

(K)

Reflects the elimination of Caravel’s historical retained earnings with a corresponding adjustment to additional paid-in capital for New Rover in connection with the reverse recapitalization upon closing of the Merger.

(L)	Reflects the conversion of Legacy Rover redeemable convertible preferred stock into New Rover Class A Common Stock upon closing of the Merger.
(M)	Reflects the difference in par value between Legacy Rover of $0.00001 per share and Caravel of $0.0001 per share.
(N)	Reflects the preliminary estimated fair value of the Private Placement Warrants and Public Warrants after the forfeiture of 2,592,503 Private Placement Warrants upon the Merger closing.

(O)

Reflects the repayment of the Subordinated Credit Facility of $30.0 million in principal and $0.2 million of accrued interest, derecognition of the unamortized discount of $0.4 million related to the Subordinated Credit Facility, and the repayment of the PPP Loan of $8.1 million in principal and $0.1 million of accrued interest following the closing of the Merger.

(P)

Reflects the fair value of the New Rover Common Stock shares withheld by the Company upon the net exercise of outstanding stock options by the Legacy Rover CEO to cover the tax withholding and remittance obligations of the Company of $6.8 million. The net exercise of Legacy Rover Options by the CEO immediately before the Merger closing was contingent on the Merger closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(Q)	Reflects the elimination of the change in fair value of the derivative warrant liability of 2,592,503 Private Placement Warrants due to their forfeiture upon closing of the Merger.
(R)

Reflects an adjustment to eliminate interest expense, amortization of discount and debt issuance cost on the Subordinated Credit Facility and the PPP Loan as a result of repayment and settlement of all amounts outstanding under the Subordinated Credit Facility and PPP Loan following the closing of the Merger.

(S)

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Caravel’s IPO occurred as of January 1, 2020. The Merger is being reflected as if it had occurred on this date and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period (for the year ending December 31, 2020).

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(T)	Reflects the elimination of the change in fair value of the derivative warrant liability of 2,592,503 Private Placement Warrants due to their forfeiture upon closing of the Merger.
(U)	Reflects the elimination of investment income related to the investments held in the Caravel Trust Account.
(V)

Reflects an adjustment to eliminate interest expense, amortization of discount and debt issuance costs for the Subordinated Credit Facility and the PPP Loan as a result of repayment and settlement of all amounts outstanding under the Subordinated Credit Facility and PPP Loan following the closing of the Merger.

(W)

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Caravel’s IPO occurred as of January 1, 2020. The Merger is being reflected as if it had occurred on this date and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period (for the six months ending June 30, 2021).

3.	Net Loss per Share

Represents the net loss per share calculated using the historical basic and dilutive weighted average shares outstanding, and the issuance of additional shares in connection with the Merger and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Merger is being reflected as if it had occurred on January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Merger have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information for the year ended December 31, 2020 and for the six months ended June 30, 2021 (in thousands, except share and per share data):

	Year Ended December 31, 2020	Six Months Ended June 30, 2021
Pro forma net loss	$(56,734)	$(26,425)
Weighted average shares outstanding, basic and diluted	150,968,185	152,041,439
Pro forma net loss per share, basic and diluted – common stock	$(0.38)	$(0.17)
Weighted average shares calculation, basic and diluted
Caravel Stockholders	12,822,192	12,822,192
Sponsor and related parties (1)(2)	11,437,500	11,437,500
Legacy Rover equity holders	120,708,493	121,781,747
Third party investors in PIPE Investment and Assignment Agreement (3)	6,000,000	6,000,000
	150,968,185	152,041,439
(1)	The pro forma basic and diluted shares include 8,000,000 shares of common stock the Sponsor purchased as part of the Sponsor Backstop Subscription Agreement.
(2)

The pro forma basis and diluted shares include 3,437,500 Founder Shares that vested and exclude 975,873 Founder Shares that were forfeited upon Merger closing. The remaining unvested Founder Shares of 2,461,627 are excluded from the pro forma basic and diluted shares outstanding.

(3)

The pro forma basic and diluted shares include 5,000,000 shares of common stock purchased as part of the PIPE Investment and 1,000,000 shares of common stock purchased as part of the Assignment Agreement.

Upon the Merger closing, the following outstanding shares of New Rover Class A Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for the scenarios presented because including them would have had an anti-dilutive effect:

	Year Ended December 31, 2020	Six Months Ended June 30, 2021
Private Placement Warrants (2)	2,574,164	2,574,164
Public Warrants	5,500,000	5,500,000
Legacy Rover Options	20,412,603	20,412,603
Founder Shares (1)	2,461,627	2,461,627
	30,948,394	30,948,394
(1)

The Sponsor and related parties hold 6,875,000 Founder Shares that vest upon certain triggering events. Upon the Merger closing, 3,437,500 Founder Shares were vested, 975,873 were forfeited, and 2,461,627 Founder Shares remain outstanding and unvested.

(2)

Prior to the Merger closing, there were 5,166,667 Private Placement Warrants issued and outstanding. Upon the Merger closing, 2,592,503 Private Placement Warrants were forfeited and 2,574,164 Private Placement Warrants remain outstanding.

Following the Merger closing, Earnout Shares of 19,734,183 are excluded from the pro forma net loss per share anti-dilutive table for all the periods and scenarios presented as such shares are contingently issuable until the triggering events have been achieved.

4.	Earnout Shares and Founder Shares

The Earnout Shares and Founder Shares are expected to be accounted for as liability classified equity instruments that are earned upon achieving the triggering events, which include events that are not indexed to the New Rover Common Stock. The preliminary estimated fair value of the Earnout Shares is $202.9 million and the preliminary estimated fair value of the Founder Shares is $25.2 million.

The estimated fair values of the Earnout Shares and Founder Shares were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the seven-year Earnout Period. The preliminary estimated fair values of Earnout Shares and Founder Shares were determined using the most reliable information available. Assumptions used in the preliminary valuation were as follows:

Current stock price: the current Caravel stock price as of July 30, 2021 was set at the deemed value of $10.99 per share for New Rover Common Stock.

Expected volatility: the volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the 7 year expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected seven year term of the Earnout Period.

Expected term: The expected term is the seven year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as New Rover has never declared or paid cash dividends and have no current plans to do so during the expected term.

The actual fair values of Earnout Shares and Founder Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Merger closing.